                       REPORT OF INDEPENDENT ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of
Zap.Com Corporation:

     Our audits of the financial statements referred to in our report dated March 1, 2002 appearing in this Form 10-K, also included an audit of the financial statement schedule listed in Item 14(c) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

                                          PRICEWATERHOUSECOOPERS LLP

Rochester, New York
March 1, 2002